UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 6, 2022

(Date of earliest event reported)

QUANEX BUILDING PRODUCTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-33913	26-1561397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Loop South, Suite 1500, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 713-961-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	NX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K (this “Current Report”) relating to the entry by Quanex Building Products Corporation, a Delaware corporation (“we,” “us,” “our,” “Quanex,” or “the Company”), into a second amended and restated credit agreement is incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amendment of Debt Arrangements

On July 6, 2022, Quanex entered into a Second Amended and Restated Credit Agreement among Quanex; the lenders party thereto (the “Lenders”); and Wells Fargo Bank, National Association (“Wells Fargo”), as agent (in such capacity, the “Agent”) for the Lenders (the “Credit Agreement”), for the purpose of amending and restating its existing credit facility.

The second amended and restated credit facility (the “New Credit Facility”) is secured, in whole or in part, by substantially all of the non-real estate property and assets of Quanex and its domestic subsidiaries and by 65% of the voting equity interests in Quanex’s first tier foreign subsidiaries, and is guaranteed, in whole or in part, by substantially all of the Company’s domestic subsidiaries.

All amounts outstanding under the Company’s existing credit facility, totaling $58 million, were converted to SOFR borrowings under the New Credit Facility.

Credit Agreement

The Credit Agreement evidencing the New Credit Facility is a five-year revolving credit facility of up to an aggregate principal amount of $325 million. Pursuant to the Credit Agreement, among other things:

(a)	a sublimit up to $20 million for letters of credit is maintained;

(b)	a sublimit up to $15 million for swingline loans is maintained;

(c)	the interest rate options were modified to be the following three: (i) a customary base rate, which is subject to an additional margin with a range from 25 bps to 100 bps; (ii) a Secured Overnight Financing (“SOFR”) + Credit Spread Adjustment (“CSA”) rate, which is subject to an additional margin with a range from 135 bps to 210 bps; and (iii) a Sterling Overnight Index Average (“SONIA”) rate, which is subject to an additional margin with a range from 128.26 bps to 203.26 bps; and

(d)	the financial covenants were modified to require Quanex to maintain (a) a consolidated net leverage ratio not exceeding 3.25 to 1.00 (with the maximum ratio amount subject to an optional 0.50x increase for four quarters following the consummation of a permitted acquisition); and (b) a minimum interest coverage ratio of at least 3.00 to 1.00. Each of the covenants are measured as of the last day of each fiscal quarter.

Consistent with the existing credit facility, the New Credit Facility includes customary representations and warranties, affirmative covenants, negative covenants, and provisions governing an event of default (including acceleration of payment in connection with Quanex’s failure to pay all or any portion of any obligations, principal, or any amount payable under a letter of credit) and mandatory prepayment provisions customary for revolving credit facilities, and subject to certain conditions, customary optional prepayment provisions available without premium or penalty. With certain limited exceptions, subsequently acquired or formed direct and indirect domestic subsidiaries will be required to join in the New Credit Facility as guarantors and pledge substantially all of their non-real estate assets to secure all or a specified portion of the New Credit Facility obligations.

The representations, warranties, and covenants contained in the Credit Agreement were made only for purposes of the Credit Agreement and as of specific dates, were solely for the benefit of the parties to the Credit Agreement, and may be subject to limitations agreed upon by those contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Credit Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Credit Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of any of the parties to the Credit Agreement or any of their respective stockholders, subsidiaries, or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date the Credit Agreement is entered into, which subsequent information may or may not be fully reflected in the public disclosures of Quanex.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 6, 2022, Quanex issued a press release announcing its entry into the New Credit Facility (the “Press Release”). The full text of the Press Release is attached as Exhibit 99.1 to this Current Report.

The information in the Press Release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, unless Quanex expressly states that such information is to be considered “filed” under the Exchange Act or incorporates such information by specific reference in a Securities Act or Exchange Act filing. The furnishing of the Press Release is not intended to, and does not, constitute a determination or admission by Quanex that any information contained therein is material or complete, or that investors should consider the Press Release before making an investment decision with respect to Quanex’s securities.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Exhibits.

10.1  Second Amended and Restated Credit Agreement, dated as of July 6, 2022, by and among Quanex Building Products Corporation, the Lenders party thereto; and Wells Fargo Bank, National Association, as Agent.

99.1  Press Release dated July 6, 2022.

104  Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANEX BUILDING PRODUCTS CORPORATION
(Registrant)

July 6, 2022	/s/ Scott M. Zuehlke
(Date)	Scott M. Zuehlke Senior Vice President – Chief Financial Officer & Treasurer